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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-36855) and the Registration Statements on Form S-8 (Nos. 333-04379, 333-35039 and 333-53179) of Chancellor Media Corporation of our report dated January 31, 1997, related to the consolidated statements of operations, stockholders' equity and cash flows and related schedules of Chancellor Media Corporation and subsidiaries for the year ended December 31, 1996, which report appears in the December 31, 1998 Annual Report on Form 10-K of Chancellor Media Corporation.

                                    KPMG LLP

Dallas, Texas
March 30, 1999